SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  October 14, 2005

Securitized Asset Backed Receivables LLC

(as depositor under the Pooling and Servicing Agreement, dated as of September 1, 2005, relating to the Securitized Asset Backed Receivables LLC Trust 2005-FR4 Mortgage Pass Through Certificates, Series 2005-FR4)

(Exact name of registrant as specified in its charter)
Delaware	333-123990	37-1472598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue
New York, New York 10166
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 412-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Attached as Exhibit 4 is the Pooling and Servicing Agreement (as defined below) for Securitized Asset Backed Receivables LLC Trust 2005-FR4 Mortgage Pass-Through Certificates, Series 2005-FR4. On September 29, 2005, Securitized Asset Backed Receivables LLC (the "Company") caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2005 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Fremont Investment & Loan, as responsible party, Countrywide Home Loans Servicing LP, as servicer, MortgageRamp, LLC, as loan performance advisor, and Wells Fargo Bank, National Association, as trustee, of Securitized Asset Backed Receivables LLC Trust 2005-FR4 Mortgage Pass-Through Certificates, Series 2005-FR4 (the "Certificates"), issued in fifteen classes. The Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, with an aggregate scheduled principal balance as of September 29, 2005 of $658,850,000, were sold to Barclays Capital Inc. and Countrywide Securities Corporation (together, the "Underwriters"), pursuant to an Underwriting Agreement dated as of September 22, 2005, by and among the Company and the Underwriters.

Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired:

Not applicable.

(b)  Pro forma financial information:

Not applicable.

(c)  Shell Company Transaction:

Not applicable.

(d)  Exhibits:

Exhibit No.

      Description

4.1

Pooling and Servicing Agreement, dated as of September 1, 2005, by and among the Company, as depositor, Fremont Investment & Loan, as responsible party, Countrywide Home Loans Servicing LP, as servicer,

MortgageRamp, LLC, as loan performance advisor and Wells Fargo Bank,

National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITIZED ASSET BACKED RECEIVABLES LLC

By:/s/ Paul Menefee

    Name:  Paul Menefee

    Title:  Director

Dated:  October 14, 2005

Exhibit Index

4.1

The Pooling and Servicing Agreement